Exhibit 99.1

Freight Technologies Announces Change of Auditor

HOUSTON – January 10, 2025 – Freight Technologies, Inc. (Nasdaq: FRGT) (“Fr8Tech’’ or “Freight Technologies’’ or the “Company”), a logistics management innovation company, offering a diverse portfolio of technology-driven solutions that address distinct challenges within the supply chain ecosystem, today announced that it has changed its independent registered public accounting and auditing firm from Marcum LLP (“Marcum” or “Former Auditor”) to TAAD LLP (“TAAD” or Successor Auditor”), effective immediately.

The Successor Auditor’s engagement became effective January 6, 2025, and until the next Annual General Meeting of the Company, while, at the request of the Company, the Former Auditor resigned effective January 7, 2025.

The decision to change the independent registered public accounting firm was recommended and approved by the Audit Committee of the board of directors of the Company.

“We are pleased to announce the engagement of TAAD, a highly reputable name in the marketplace with a strong public company practice. We thank Marcum for their assistance, expertise and guidance in 2024,” said Don Quinby, Chief Financial Officer of Freight Technologies.

During the Company’s most recent fiscal year ended December 31, 2024, and for the subsequent interim period through January 7, 2025, the Company had no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the Company’s most recent fiscal year ended December 31, 2024, and for the subsequent interim period through January 7, 2025, there was no “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the instructions related thereto.

About Freight Technologies Inc.

Freight Technologies (Nasdaq: FRGT) (“Fr8Tech”) is a technology company offering a diverse portfolio of proprietary platform solutions powered by AI and machine learning to optimize and automate the supply chain process. Focused on addressing the distinct challenges within the supply chain ecosystem, the Company’s portfolio of solutions includes the Fr8App platform for seamless OTR B2B cross-border shipping across the USMCA region; Fr8Now, a specialized service for less-than-truckload (LTL) shipping; Fr8Fleet, a dedicated capacity service for enterprise clients in Mexico; and Waavely, a digital platform for efficient ocean freight booking and management of container shipments between North America and ports worldwide. Together, each product is interconnected within a unified platform to connect carriers and shippers and significantly improve matching and operation efficiency via innovative technologies such as live pricing and real-time tracking, digital freight marketplace, brokerage support, transportation management, fleet management, and committed capacity solutions. The company is headquartered in Houston, Texas. For more information, please visit fr8technologies.com.

About TAAD LLP

TAAD, LLP is a PCAOB-registered assurance, audit, tax and advisory firm with significant expertise helping companies go public through reverse mergers, initial public offerings, and self-filings. With a deep understanding of U.S. GAAP and IFRS, the firm ensures compliance with complex financial reporting standards. TAAD, LLP is headquartered in Los Angeles, California, with additional offices in New York, Hong Kong, Taipei, and Tokyo, and provides services to clients across the United States and in most international jurisdictions. With a team of professionals who bring Big 4 and national firm experience in working with SEC reporting companies, TAAD, LLP offers a proactive, hands-on approach with a high level of partner and manager involvement.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Fr8Tech’s and Fr8App Inc.’s actual results may differ from their expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Fr8Tech’s and Fr8App Inc.’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to obtain or maintain the listing of Fr8Tech’s ordinary shares on Nasdaq; (2) changes in applicable laws or regulations; (3) the possibility that Fr8Tech or Fr8App Inc. may be adversely affected by other economic, business and/or competitive factors; (4) risks relating to the uncertainty of the projected financial information with respect to Fr8App Inc.; (5) risks related to the organic and inorganic growth of Fr8App Inc.’s business and the timing of expected business milestones; and (6) other risks and uncertainties identified, including those under “Risk Factors,” to be filed in Fr8Tech other filings with the Securities Exchange Commission.

Fr8Tech cautions that the foregoing list of factors is not exclusive. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Fr8Tech and Fr8App Inc. caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Fr8Tech and Fr8App Inc. do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

FR8Tech Contact:

Jason Finkelstein

IGNITION Investor Relations

investors@fr8technologies.com